Exhibit 99.8
INGRAM MICRO INC.
Amended and Restated 2003 Equity Incentive Plan
EU NON-QUALIFIED STOCK OPTION
AWARD AGREEMENT
     Section 1. Grant of Option. As of [INSERT DATE OF GRANT], Ingram Micro Inc., a Delaware Corporation (“Micro”) hereby grants to [INSERT LEGAL NAME OF AWARDEE] (“Optionee”) a non-qualified stock option (the “Option”) exercisable in whole or in part, to purchase, pursuant to the terms hereof, X,XXX shares of Class A Common Stock, $.01 par value per share, of Micro’s common stock (the “Common Stock”), at a price of $XX.XX per share pursuant to and subject to the terms and conditions set forth in the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.
     Section 2. Non-Qualified Stock Option. This Option is not intended to qualify as an incentive stock option as that term is used in Section 422 of the Code.
     Section 3. Time of Exercise; Expiration. (a) Subject to the provisions in this Award Agreement, this Option shall become exercisable as set forth below, provided Optionee remains employed with Micro or any of its Affiliates through each vesting date.

Shares	Vesting Date
X,XXX	[INSERT VESTING DATE]
X,XXX	[INSERT VESTING DATE]
X,XXX	[INSERT VESTING DATE]
     (b) The Option may not be exercised after 1:00pm (PST) in Santa Ana, California, on [INSERT OPTION EXPIRATION DATE] (the “Expiration Date”).
     Section 4. Manner of Exercise. This Option shall be exercised by Optionee (or other party entitled to exercise the Option under Section 6 of this Award Agreement) only by the following manners: from time to time, on or prior to the Expiration Date of this Option, Optionee may give notice of his or her election to purchase some or all of the Shares subject to vested Options by means of (i) a written notice to the stock plan administrator or (ii) an electronic notice to the stock plan administrator or other authorized representative of Micro (including a third-party administrator or broker designated by Micro). Whether written or electronic, such notice shall specify the number of Shares to be purchased pursuant to vested Options and shall be in a form approved by the stock plan administrator. When Optionee gives notice of the exercise of this Option, Optionee must also submit payment of the purchase price for the Shares being purchased in a manner permitted by Section 6(f) of the Plan except such payment may not be made in Shares already owned by the Optionee and plus an amount sufficient to satisfy any tax withholding requirement as set forth in Section 14(e) of the Plan and under Section 13(c) of this Award Agreement.
     Section 5. Nontransferability of Option. This Option shall not be transferable by Optionee other than by will or by the laws of descent and distribution. The terms of this Option shall be binding on the executors, administrators, heirs and successors of Optionee.
     Section 6. Termination of Employment.
     (a) If Optionee’s employment is terminated for any reason other than death, Disability or Cause, Optionee’s vested Options will expire 90 days from Optionee’s Termination Date. Unless the Committee otherwise provides, if Optionee’s employment with Micro or any of its Affiliates is terminated for any reason other than Optionee’s death, Disability or Cause, Optionee’s vested Options will expire 90 days (or, if later, on the 15th day following the end of any Micro-imposed restrictions in effect during such 90-day period on Optionee’s ability to engage in transactions involving Shares (such 15th day, the “Extended Date”)) following such termination, or the Expiration Date, had it not been for Optionee’s Termination Date (as defined in Section 6(e) below). This Option will be exercisable prior to the Expiration Date only if it would be exercisable on the Termination Date.
     (b) If Optionee’s employment is terminated as a result of Optionee’s death, Optionee’s Options will expire five years from Optionee’s date of death. Unless the Committee otherwise provides, if Optionee dies while employed by Micro or any of its Affiliates, Optionee’s unvested Options will immediately vest. Optionee’s estate will have the right to exercise Optionee’s Options through the fifth anniversary of Optionee’s death, but not later than the Expiration Date.
     (c) If Optionee’s employment is terminated as a result of Optionee’s Disability, Optionee’s Options will expire five years from Optionee’s Termination Date. Unless the Committee otherwise provides, if Optionee’s employment with Micro or any of its Affiliates is terminated due to Optionee’s Disability, Optionee’s unvested Options will immediately vest. Optionee or Optionee’s legal representative will have the right to exercise vested Options through the fifth anniversary of the Termination Date (as defined in Section 6(e) below), but not later than the Expiration Date. For purposes hereof, “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code or as determined by the Committee pursuant to applicable local law.
     (d) If Optionee’s employment is terminated for Cause. If Optionee’s employment is terminated for Cause, this Option will expire and terminate on the Termination Date (as defined in Section 6(e) below), regardless of whether it is vested or unvested on the Termination Date.
     (e) Termination Date. Unless the Committee otherwise provides, for purposes hereof, any termination of Optionee’s employment or service for any reason shall occur on the date such Optionee ceases to perform services for Micro or any of its Affiliates (the “Termination Date”) without regard to whether such Optionee continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination or, with respect to a member of the Board who is not also an employee of Micro or any of its Affiliates, the date such Optionee is no longer a member of the Board. The Termination Date will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); Micro shall have the exclusive discretion to determine the Termination Date for purposes of this Option.
     Section 7. Restrictions on Purchase and Sale of Shares. Micro shall not be obligated to sell or issue any Shares pursuant to this Option unless the Shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and unless the sale or issuance is in compliance with all applicable local securities or other laws.
     Section 8. Adjustment. The number of Shares subject to this Option and the price per share of such Shares may be adjusted by Micro from time to time pursuant to the Plan.
     Section 9. No Rights Until Exercise. Optionee shall have no rights hereunder as a shareholder with respect to any Shares subject to this Option until he or she becomes the registered holder of such Shares.
     Section 10. Amendment. This Option may be amended as provided in the Plan.
     Section 11. Plan and Prospectus. This Option is subject to all the terms of the Plan and the related prospectus, a copy of which has been received by the Optionee.
     Section 12. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     Section 13. Acknowledgement.

     (a) Nature of Grant. In accepting the grant, Optionee acknowledges that:
(i)	the Plan is established voluntarily by Micro, it is discretionary in nature and it may be modified, amended, suspended or terminated by Micro at any time;

(ii)	the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(iii)	all decisions with respect to future option grants, if any, will be at the sole discretion of Micro;

(iv)	Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time with or without Cause;

(v)	Optionee is voluntarily participating in the Plan;

(vi)	the Option and the Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to Micro or the Employer, and which is outside the scope of Optionee’s employment contract, if any;

(vii)	the Option and the Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(viii)	the Option and the Shares acquired under the Plan are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services to Micro, the Employer or any Affiliate of Micro;

(ix)	the Option grant and Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with Micro; and furthermore, the Option grant will not be interpreted to form an employment contract or relationship with Micro or any Affiliate of Micro;

(x)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(xi)	if the underlying Shares do not increase in value, the Option will have no value;

(xii)	in consideration of the Option grant, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Optionee’s employment by Micro or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases Micro and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim;

(xiii)	the vesting of any Option ceases upon termination of employment or other cessation of eligibility to vest for any reason, except as may otherwise be explicitly provided in the Plan or Section 6 of this Award Agreement;

(xiv)	Optionee acknowledges that this Award Agreement is between Optionee and Micro, and that the Employer is not a party to this Award Agreement; and

(xv)	Optionee agrees to provide Micro with any data requested if Optionee is a mobile employee to facilitate the proper withholding and reporting by Micro and/or the Employer as applicable.
     (b) No Advice Regarding Grant. Micro is not providing any tax, legal or financial advice, nor is Micro making any recommendations regarding Optionee’s participation in the Plan or the acquisition or the sale of the underlying Shares. Optionee is hereby advised to consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
     (c) Tax Reporting and Payment Liability. Regardless of any action Micro or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee or deemed by Micro or the Employer to be an appropriate charge to Optionee even if technically due by Micro or the Employer (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by Micro or the Employer. Optionee further acknowledges that Micro and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Optionee acknowledges that Micro and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
     Prior to any relevant taxable or tax withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to Micro and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes Micro and/or the Employer, at their sole discretion to satisfy the obligations with regard to all applicable Tax-Related Items legally payable by one or a combination of the following: (1) withholding from Optionee’s wages or other cash compensation paid to Optionee by Micro and/or the Employer; (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by Micro (on Optionee’s behalf pursuant to this authorization); or (3) withholding in Shares to be issued upon exercise of the Option. To avoid negative accounting treatment, Micro may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.
     Finally, Optionee will pay to Micro or the Employer any amount of Tax-Related Items that Micro or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. Micro may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
     (d) Data Privacy Consent. Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, Micro and its subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.
     Optionee understands that Micro and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, employee identification number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Micro, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting Micro with the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired upon exercise of the Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan as determined by Micro. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands, however, that refusing or withdrawing Optionee’s consent may adversely affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her human resources representative responsible for Optionee’s country at the local or regional level.
     (e) Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between Optionee and Micro with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by Optionee and Micro.
     (f) Governing Law and Venue. The Option grant and this Award Agreement is governed by and construed according to the laws of the State of Delaware without regard to its principles of conflicts of laws as provided in the Plan. Any proceeding arising out of or relating to this Award Agreement or the Plan may be brought only in the state or federal courts located in Orange County, California where this grant is made and/or to be performed, and the parties to this Award Agreement hereby submit to and consent to the exclusive jurisdiction of such courts.
     (g) Binding Agreement; Interpretation. By accepting the grant of this Option evidenced hereby, Optionee and Micro agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Optionee has reviewed the related prospectus and this Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the Option and fully understand all provisions of the related prospectus and Award Agreement. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement.
     (h) Language. Optionee acknowledges that Optionee may be executing part or all of the Award Agreement in English and agree to be bound accordingly. If Optionee has received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
     (i) Electronic Delivery. Micro may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Micro or another third party designated by Micro.
     Section 14. Section 409A. This Award Agreement and the Option are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for an option to purchase service recipient stock as described in Section 1.409A-1(b)(5)(i)(A) of the Department of Treasury regulations. Notwithstanding any provision of this Award Agreement or the Plan to the contrary, in the event that the Committee determines that the Option may be subject to Section 409A of the Code, the Committee may adopt such amendments this Award Agreement or the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.
     Section 15. Addendum A. Notwithstanding any provisions in this Award Agreement, the grant of the Option shall be subject to any special terms and conditions set forth in the Addendum A to this Award Agreement for Optionee’s country. Moreover, if Optionee relocates to another country for which there is an Addendum A, the special terms and conditions of the Addendum A for such country will apply to Optionee to the extent Micro determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and Micro will provide Optionee with the Addendum A of the country to which Optionee relocated. See attached Addendum A, if applicable, and if applicable, constitutes part of this Award Agreement.
     Section 16. In order to exercise this Option, Optionee must sign and return a copy of this Award Agreement. It will not be possible to exercise this Option until the signed Award Agreement has been returned to Micro.

INGRAM MICRO INC.

Lynn Jolliffe
Senior Vice President, Human Resources

Accepted and agreed as to the foregoing:
OPTIONEE
_______________________________________
Name
_______________________________________
Date